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EXHIBIT 23.1
                        ANDERSEN ANDERSEN & STRONG, L.C.
                          Certified Public Accountants
                               941 East 3300 South
                                    Suite 202
                           Salt Lake City, Utah 84106
                            (801) 486-0096 Telephone


                           Independent Auditor Consent


         We consent to the use of our report dated March 17, 2000, on the financial statements of PayStar Communications Corporation and Subsidiaries at December 31, 1999, included in the Form SB-2/A-2 herein and to the reference made to us in the amended registration statement.

/s/ Andersen Andersen & Strong
     by L. R. Andersen

Salt Lake City, Utah
April 20, 2000